UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 786 459 1831

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New CEO and Transition of Existing CEO to President and COO; Election of Director

On September 25, 2018, Motus GI Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Timothy P. Moran, age 46, as Chief Executive Officer of the Company, effective October 1, 2018 (the “Commencement Date”). Mr. Moran will succeed Mark Pomeranz, in his position as Chief Executive Officer as of the Commencement Date. As of the Commencement Date, Mr. Pomeranz will be employed by the Company as President and Chief Operating Officer, pursuant to an amendment to Mr. Pomeranz’s employment agreement, as described below.

Effective October 1, 2018, the Board increased the size of the Board from seven to eight directors, and to fill the vacancy created by such increase elected Mr. Moran to serve as a member of the Board effective as of the Commencement Date. Mr. Moran will hold this position until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified, subject to his earlier resignation or removal. Mr. Moran has not been appointed to any standing committee of the Board. Mr. Moran will not receive compensation for his services as a member of the Board. There are no transactions between Mr. Moran and the Company that would be reportable under Item 404(a) of Regulation S-K.

Biographical Background

Mr. Moran will become the Chief Executive Officer as of the Commencement Date. Prior to joining the Company, from 2015 to present, Mr. Moran served as President of the Americas, ConvaTec Group Plc (LON: CTEC) (“ConvaTec”), an international medical products and technologies company, offering products and services in the areas of wound and skin care, ostomy care, continence and critical care and infusion devices. Prior to his employment at ConvaTec, Mr. Moran held roles in sales, marketing and general management over the course of eighteen years at Coviden plc (“Coviden”), an Irish-headquartered global health care products company and manufacturer of medical devices and supplies. While at Coviden, unitl 2015, Mr. Moran served simultaneously as VP and General Manager of both the SharpSafety and Monitoring & Operating Room divisions. Following the 2015 acquisition of Covidien by Medtronic (NYSE:MDT), Mr. Moran was named the Global Vice President and General Manager of the Patient Care and Safety Division. Mr. Moran also serves on the CEO Advisory Council for Advanced Medical Technology Association (AdvaMed), a medical device trade association. Mr. Moran earned a B.A. in Organizational Communication at The State University of New York at Geneseo. Mr. Moran was selected as a director because of his broad commercial experience and leadership in the medical technology sector.

Employment Agreement with Mr. Moran

The Company entered into an employment agreement with Mr. Moran (the “CEO Employment Agreement”), which will become effective on October 1, 2018, on an at-will basis, which contains non-disclosure and invention assignment provisions. Under the terms of Mr. Moran’s employment agreement, he will hold the position of Chief Executive Officer and receive a base salary of $475,000 annually (the “Base Salary”). In addition, Mr. Moran is eligible to receive an annual bonus payment (the “Performance Bonus”) in an amount equal to up to sixty percent (60%) of his then-Base Salary (the “Bonus Target”) if the Board determines that he has met the target objectives communicated to him. For the first twelve months of his employment (the period from October 1, 2018 through October 1, 2019), the payout range for the Performance Bonus shall be between fifty percent (50%) and two hundred percent (200%) of the Bonus Target if the Board determines the objectives have been achieved. Thereafter, subsequent payout parameters will be determined by the Board based upon parameters set by the Board and Mr. Moran for an overall Company executive bonus program using market data and analysis input from a third-party expert compensation firm.

In connection with his employment agreement, within 30 days after the Commencement Date, Mr. Moran will be granted (i) an option to purchase 495,000 shares (the “Initial Option Grant”) of the Company’s common stock (the “Common Stock”) pursuant to the Company’s 2016 Equity Incentive Plan (the “Plan”), at an exercise price equal to the “Fair Market Value” of a share of Common Stock on the “Date Of Grant” (as such terms are defined by the Plan) and (ii) a restricted stock unit award for 165,000 shares of Common Stock pursuant to the Plan (the “Initial Restricted Stock Unit Award”). The Initial Option Grant and Initial Restricted Stock Unit Award will, subject to Mr. Moran’s continued employment by the Company, vest in substantially equal quarterly installments over four years commencing from the Commencement Date. The stock option grant agreement and restricted stock unit award agreement will include terms and conditions set forth in the Company’s standard forms of such agreements under the Plan. In addition, pursuant to the terms of his employment agreement, Mr. Moran is eligible to receive, from time to time, equity awards under the Plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Mr. Moran is also eligible to participate in any executive benefit plan or program the Company adopts. Further, Mr. Moran will be eligible to receive employment buy-out payments (the “Employment Buy-Out Payments”) in the amount of $400,000 each on March 1, 2019, November 1, 2019, March 1, 2020 and November 1, 2020, provided he remains actively employed, or pursuant to certain termination conditions described below, on each such date.

In the event of death, termination due to disability, termination by the Company for cause or by Mr. Moran without good reason, Mr. Moran will be entitled to: (i) the amount of his earned, but unpaid salary, prior to the effective date of termination; (ii) reimbursement for any expenses incurred through the effective date of termination; and (iii) any vested amount or benefit as of the effective date of termination. In addition, in the event of death or termination due to disability Mr. Moran will be entitled to the Employment Buy-Out Payments in accordance with the schedule described above. In the event of termination by the Company without cause or by Mr. Moran for good reason, Mr. Moran will be entitled to receive: (i) the amount of his earned, but unpaid salary, prior to the effective date of termination; (ii) reimbursement for any expenses incurred through the effective date of termination; (iii) any vested amount or benefit as of the effective date of termination; (iv) other than in the event of a termination within twelve months of a change in control, payment as severance twelve months of his Base Salary, or if Mr. Moran is terminated within twelve months of a change in control, payment as severance eighteen months of his Base Salary; (v) other than in the event of a termination within twelve months of a change in control, payment of the Company’s portion of the cost of COBRA coverage for twelve months, or if Mr. Moran is terminated within twelve months of a change in control, payment of the Company’s portion of the cost of COBRA coverage for eighteen months; (vi) any unpaid portion of the Employment Buy-Out Payments in accordance with the schedule described above; (vii) any earned but unpaid Performance Bonus that relates to the calendar year prior to the calendar year in which termination occurs; and (viii) other than in the event of a termination within twelve months of a change in control, accelerated vesting of any options that otherwise would have vested within twelve months of the termination date, or if Mr. Moran is terminated within twelve months of a change in control, accelerated vesting of all outstanding options.

The foregoing summary of Mr. Moran’s employment arrangement is qualified in its entirety by reference to the Employment Agreement which is attached hereto as Exhibit 10.1 to this Current Report, and which is incorporated herein by reference.

Concurrently with the CEO Employment Agreement, the Company entered into an indemnification agreement with Mr. Moran (the “Indemnification Agreement”), in the form previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 5, 2018. The Indemnification Agreement, subject to limitations contained therein, will obligate the Company to indemnify Mr. Moran, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding arising out of his services as a director. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise.

 The foregoing is a summary of the material terms of the Indemnification Agreement and does not purport to be complete.

Amended and Restated Employment Agreement with Mr. Pomeranz

On September 24, 2018, the Company entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”) with Mark Pomeranz, pursuant to which Mr. Pomeranz will transition from his current role as President and Chief Executive Officer, into the role of President and Chief Operating Officer as of the Commencement Date.

The Amended and Restated Employment Agreement with Mr. Pomeranz became effective on September 24, 2018, provides for employment on an at-will basis, and contains non-disclosure and invention assignment provisions. Under the terms of the Amended and Restated Employment Agreement, Mr. Pomeranz holds the position of President and Chief Operating Officer, and receives a base salary of $385,000 annually (the “Pomeranz Base Salary”). In addition, Mr. Pomeranz is eligible to receive (i) for the calendar year ending December 31, 2018, a bonus payment in an amount equal to up to thirty one and one quarter percent (31.25%) (the “2018 Bonus Target”) of his then base salary (the “2018 Bonus”) if the Board determines that he has met the target objectives communicated to him, with a payout range for the 2018 Bonus of between fifty percent (50%) and two hundred percent (200%) of the 2018 Bonus Target, and (ii) effective January 1, 2019 and thereafter an annual bonus payment (the “Pomeranz Performance Bonus”) in an amount equal to up to fifty percent (50%) of the Pomeranz Base Salary if the Board determines that he has met the target objectives communicated to him. Payout parameters for the Pomeranz Performance Bonus will be determined by the Board based upon parameters set by the Board and CEO for an overall Company executive bonus program using market data and analysis input from a third-party expert compensation firm. Pursuant to the terms of the Amended and Restated Employment Agreement, Mr. Pomeranz is also eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Mr. Pomeranz is also eligible to participate in any executive benefit plan or program we adopt.

In the event of termination for cause, or if Mr. Pomeranz terminates voluntarily, Mr. Pomeranz is entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; and, (iii) reimbursement of business expenses. In the event of death, termination due to disability, termination without cause, or if Mr. Pomeranz terminates for good reason, Mr. Pomeranz will be entitled to: (i) his unpaid salary through and including the date of termination; (ii) any vested amount or benefit; (iii) reimbursement of business expenses; (iv) payment as severance twelve months of his base salary; (v) payment of the Company’s portion of the cost of COBRA coverage for twelve months; (vi) any earned but unpaid 2018 Bonus or Pomeranz Performance Bonus that relates to the calendar year prior to the calendar year in which termination occurs; and (vii) other than in the event of a termination within twelve months of a change in control, 25% of any unvested options will vest upon termination, or if Mr. Pomeranz is terminated within twelve months of a change in control, accelerated vesting of all outstanding options.

The foregoing summary of Mr. Pomeranz’s transition to President and Chief Operating Officer is qualified in its entirety by reference to the Amended and Restated Employment Agreement attached as Exhibit 10.2 to this Current Report, and which are incorporated herein by reference.

The Board and Mr. Pomeranz indicated that their agreement to these terms was not the result of any disagreement between the Company and Mr. Pomeranz on any matters relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On September 25, 2018, the Company issued a press release announcing the matters described above and is attached hereto as Exhibit 99.1. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being furnished with this report:

Exhibit No.	Description

10.1	Employment Agreement, effective October 1, 2018, between the Company and Timothy P. Moran.
10.2	Amended and Restated Employment Agreement, effective September 24, 2018, between the Company and Mark Pomeranz.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: September 25, 2018	By:	/s/ Mark Pomeranz
	Name:	Mark Pomeranz
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective October 1, 2018, between the Company and Timothy P. Moran.
10.2	Amended and Restated Employment Agreement, effective September 24, 2018, between the Company and Mark Pomeranz.
99.1	Press Release.